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                                  EXHIBIT 23(a)

                          Consent of Ernst & Young LLP



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                                                                  Exhibit 23(a)

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



We consent to the incorporation by reference in this Annual Report on Form 10-K of Park National Corporation for the fiscal year ended December 31, 1997, of our report dated January 20, 1998, with respect to the consolidated financial statements of Park National Corporation included in the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997.

We also consent to the incorporation by reference in (a) the Registration Statement on Form S-8 (Registration No. 33-92060) dated March 5, 1995 and (b) the Registration Statement on Form S-4 (Registration No. 333-20417) effective March 20, 1997 of our report dated January 20, 1998, with respect to the consolidated financial statements of Park National Corporation incorporated by reference in this Annual Report on Form 10-K for the fiscal year ended December 31, 1997.


                                 /s/ ERNST & YOUNG LLP


Columbus, Ohio
March 19, 1998